                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of December 6, 2000, by and among SIX FLAGS, INC., a Delaware corporation (the "Company"), and EPI REALTY HOLDINGS, INC., a Washington corporation ("EPI" or "Holder").

      The Company, EPI and certain other parties have executed and delivered a Stock Purchase Agreement dated December 6, 2000 (the "Purchase Agreement"), pursuant to which the Company has agreed to purchase from EPI all of the issued and outstanding shares of capital stock of Enchanted Parks, Inc. in accordance with the terms of the Purchase Agreement.

      Pursuant to the Purchase Agreement, the Company shall issue to EPI shares of its Common Stock, and the Company has agreed to register such shares of Common Stock under the Securities Act.

      Therefore, the parties, intending to be legally bound, agree as follows:

1.    DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings set forth below:

      ADDITIONAL SHARES has the meaning set forth in the Purchase Agreement.

      ADDITIONAL SHELF REGISTRATION has the meaning set forth in Section 2.2 hereof.

      AFFILIATE means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

      AGREEMENT means this Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

      BUSINESS DAY means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the State of Washington are authorized or obligated by law or executive order to close.

      CLOSING SHARES has the meaning set forth in the Purchase Agreement.

      COMMON STOCK means the common stock, $0.25 par value per share, of the Company.

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      COMPANY INDEMNITEE has the meaning set forth in Section 5.3 hereof.

      CONTROLLING PERSON has the meaning set forth in Section 5.1 hereof.

      EFFECTIVE PERIOD has the meaning set forth in Section 2.1 hereof.

      EFFECTIVE DATE means the date the Registration Statement filed in connection with the Initial Shelf Registration is declared effective by the SEC.

      EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC pursuant thereto.

      HOLDER means EPI or any Affiliate of EPI that is a transferee of Registrable Shares.

      INDEMNIFIED PERSON has the meaning set forth in Section 5.1 hereof.

      INITIAL SHELF REGISTRATION has the meaning set forth in Section 2.1 hereof.

      PROCEEDING means an action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      PROSPECTUS means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

      PURCHASE AGREEMENT has the meaning set forth in the recitals at the beginning of this Agreement.

      REGISTRABLE SHARES means the Transaction Shares; provided, that such shares shall cease to be Registrable Shares to the extent such shares (I) are sold pursuant to a Registration Statement, (II) are sold pursuant to Section 4(1) of the Securities Act, or (III) are eligible for resale pursuant to Rule 144(k).

      REGISTRATION STATEMENT means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

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


      RULE 144, RULE 158, RULE 174, RULE 415, and RULE 424 each mean the rule of like number, respectively, promulgated by the SEC pursuant to the Securities Act, as each such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement for any of such Rules and having substantially the same effect as such Rule.

      SEC means the United States Securities and Exchange Commission.

      SECURITIES ACT means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

      SHELF REGISTRATION means the Initial Shelf Registration and any Additional Shelf Registration.

      TRANSACTION SHARES means the Closing Shares and the Additional Shares.

      Any other capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Purchase Agreement.

2.    SHELF REGISTRATION

      2.1 Within five Business Days following the Closing Date, the Company shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Closing Shares (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 under the Securities Act or an appropriate successor form. The Company shall use its reasonable best efforts, as described generally in Section 3 hereof, to cause the Initial Shelf Registration to be declared effective as soon after the date of filing as practicable, and to keep the Initial Shelf Registration continuously effective under the Securities Act (and pursuant to the provisions of Section 3.1.10 and subject to the limitations set forth therein, register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws of such jurisdictions as is applicable to any seller) for twenty-four (24) months following the Effective Date (subject to extension as set forth herein) (the "Effective Period"), or such shorter period ending when there ceases to be any outstanding Registrable Shares.

      2.2 In the event the Company delivers to EPI any Additional Shares, within five business days thereafter, the Company shall file with the SEC a Registration Statement covering such Additional Shares (an "Additional Shelf Registration"). Any Additional Shelf Registration shall be on Form S-3 under the Securities Act or an appropriate successor form, and the provisions set forth in
Section 2.1 above with respect to the Initial Shelf Registration shall also apply to an Additional Shelf Registration.

      2.3 In accordance with Section 3 hereof, the Company shall use its reasonable best efforts to keep any Shelf Registration continuously effective by supplementing and amending such Shelf Registration (I) as required by the Securities Act or by any rules,

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


regulations or instructions applicable Form S-3 (or successor form), or (II) as reasonably requested by any underwriter of Registrable Shares; provided, that the Effective Period shall be extended as required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 and as otherwise provided herein.

3.    REGISTRATION PROCEDURES

      3.1 COMPANY OBLIGATIONS. In connection with the Company's registration obligations hereunder, the Company shall effect such registration or registrations on Form S-3 (or appropriate successor form), and pursuant thereto the Company shall as expeditiously as possible take the actions specified in this Section 3.1.

            3.1.1 The Company shall furnish each Holder with copies of each Registration Statement or Prospectus or any amendment or supplement thereto and any other documents to be filed (other than any document that would be incorporated or deemed to be incorporated therein by reference), a reasonable period of time in advance of such filing, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Holders. The Company shall cause its officers and directors, outside counsel and independent certified public accountants to respond to such inquiries as shall be necessary in connection with such Registration Statement, in the opinion of counsel to the Holders, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that the Company shall not be deemed to have kept a Registration Statement effective during the applicable period if it voluntarily takes or fails to take any action that results in selling Holders of the Registrable Shares covered thereby not being able to sell such Registrable Shares pursuant to Federal securities laws during that period. The Company shall not file any such Registration Statement or related Prospectus, or any amendments or supplements thereto, to which the Holders of a majority of the Registrable Shares shall reasonably and timely object.

            3.1.2 The Company shall (I) prepare and file with the SEC such amendments, including posteffective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effective Period, (II) cause the related Prospectus to be supplemented by any required Prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424, and (III) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

            3.1.3 The Company shall notify Holders of Registrable Shares to be sold at least two Business Days prior to the time a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and with respect to a Registration Statement or any post-effective amendment, immediately when the same has become effective. The Company shall promptly notify Holders of Registrable Shares to be sold (I) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (II) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of a Registration Statement or the initiation of any Proceedings for that purpose,
(III) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (IV) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Upon the occurrence of any event contemplated by clause (iv) above, the Company shall as expeditiously as possible prepare a post-effective amendment to such Registration Statement and/or a supplement to the Prospectus and/or an amendment to any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

            3.1.4 The Company shall use its reasonable best efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement, or to obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest practicable moment.

            3.1.5 The Company shall, if requested by the Holders of a majority of the Registrable Shares being sold in connection with such offering, (I) promptly incorporate in a Prospectus supplement or post-effective amendment such information as such Holders agree should be included therein, and (II) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, that the Company shall not be required to take any action pursuant to this Section 3.1.5 that would, in the opinion of counsel for the Company, violate applicable law.

            3.1.6 The Company shall furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder).

            3.1.7 The Company shall deliver without charge to each Holder of Registrable Shares as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each selling Holder of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any amendment or supplement thereto.

            3.1.8 Prior to any public offering of Registrable Shares, the Company shall (I) use its reasonable best efforts to register or qualify such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, and (II) keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the applicable Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it (X) to general service of process in any such jurisdiction where it is not then so subject or (Y) to any tax in any such jurisdiction where it is not then so subject.

            3.1.9 In connection with any sale or transfer of Registrable Shares that will result in such securities no longer being Registrable Shares, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, and to enable such Registrable Shares to be in such denominations and registered in such names as the Holders may request at least two Business Days prior to any sale of Registrable Shares.

            3.1.10 The Company shall use its reasonable best efforts to cause the offering of the Registrable Shares covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States (except as may be required as a consequence of the nature of such selling Holder's business), and cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares; provided, that the Company shall not be required to register the Registrable Shares in any jurisdiction that would require it to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it
(X) to general service of process in any such jurisdiction where it is not then so subject or (Y) to any tax in any such jurisdiction where it is not then so subject.

            3.1.11 The Company shall provide, prior to the effective date of the first Registration Statement relating to the Registrable Shares, a CUSIP number for the Registrable Shares.

            3.1.12 The Company shall comply with applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158.

            3.1.13 The Company shall cause all such Registrable Securities to be listed on each securites exchange on which similar securities issued by the Company are then listed.

            3.1.14 The Company shall provide a transfer agent and registrar for all Registrable Securities not later than the effective date of such Registration Statement.

      3.2 SELLER INFORMATION. The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Shares as is required by law to be disclosed in the applicable Registration Statement, and the Company may exclude from such registration the Registrable Shares of any seller who fails to furnish such information within a reasonable time after receiving such request.

      3.3 IDENTIFICATION. If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (I) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (II) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to such Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

      3.4 CERTAIN EVENTS. Each Holder of Registrable Shares agrees by acquisition of such Registrable Shares that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.3(ii), 3.1.3(iii), or 3.1.3(iv) hereof, such Holder will forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of a supplemented or amended Prospectus, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If so requested by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies, of the Prospectus covering such Registrable Shares then in such Holder's possession.

4.    REGISTRATION EXPENSES

      4.1 Except as otherwise provided herein, all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Registration Statement.

      4.2 The fees and expenses referred to in Section 4.1 above shall include, without limitation, (I) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities, Dealers, Inc. and (B) in compliance with federal or state securities laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Shares and of printing or reproducing Prospectuses, (III) messenger, telephone and delivery expenses, (IV) Securities Act liability insurance, if the Company desires such insurance, and (V) fees and expenses of all other persons retained by the Company.

      4.3 The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange.

      4.4 Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all discounts, commissions, selling fees or other payments to of any underwriters, brokers or similar persons with respect to any Registrable Shares sold by it. The Company shall not be liable for (I) any stock transfer taxes in connection with any resale of Registrable Shares by a Holder or (II) the fees and expenses of any counsel retained by any Holder.

5.    INDEMNIFICATION

      5.1 The Company agrees to indemnify and hold harmless (I) each Holder,
(II) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, referred to herein as a "Controlling Person") any Holder, and (III) the respective officers, directors, partners, employees, representatives and agents of the Holders or any Controlling Person (any person referred to in clauses (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except (A) insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use therein, or (B) where the Holder from whom the Indemnified Person derives its right of indemnification hereunder has failed to comply with (1) the prospectus delivery requirements under the Securities Act and the rules and regulations promulgated thereunder or (2) the provisions of Section 3 hereof.

      5.2 In case any action shall be brought or threatened against any Indemnified Person with respect to which indemnity may be sought against the Company pursuant to Section 5.1, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (I) the employment of such counsel shall have been specifically authorized in writing by the Company, (II) the Company shall have failed to assume the defense and employ counsel or (III) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person; provided, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons. The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

      5.3 In connection with any Registration Statement in which a Holder is participating, such Holder of Registrable Shares agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, employees, agents, representatives and any Controlling Person of the Company ("Company Indemnitees") to the same extent as the foregoing indemnity in Section
5.1 from the Company to each Indemnified Person, but only with respect to (I) untrue statements, alleged untrue statements, omissions or alleged omissions relating to such Holder or an Indemnified Person who derives its right of indemnification hereunder from such Holder, furnished by such Holder or such Indemnified Person to the Company expressly for use in a Registration Statement or Prospectus, or any amendment or supplement thereto, (II) any failure by such Holder to comply with the prospectus delivery requirements under the

Securities Act and the rules and regulations thereunder, and (III) any failure by such Holder to comply with the provisions of Section 3 hereof. In the event that any action shall be brought against any Company Indemnitee and in respect of which indemnity may be sought hereunder from any Indemnified Person, the Indemnified Person shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Indemnified Person shall not be required to do so, but may employ separate counsel therein and participate in defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person), and the Company Indemnitees shall have the rights and duties given to the Indemnified Person, in Section 5.2 hereof.

      5.4 If the indemnification provided for in this Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments: (I) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Indemnified Person on the other hand from the offering of the Registrable Shares or (II) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each such Indemnified Person in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

6.      RULE 144

      The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will upon the request of any Holder of Registrable Shares make available other information as required by, and so long as necessary to permit, sales of its Registrable Shares pursuant to Rule 144.

7.    TRANSFER OF REGISTRATION RIGHTS

      The registration rights granted to EPI under this Agreement may not be transferred without the prior written consent of the Company, provided that such registration rights may be transferred, in whole or in part, without such prior written consent upon written notice to the Company in connection with the transfer of Registrable Shares to Jeff Stock and any other Affiliate of EPI.

8.    MISCELLANEOUS

      8.1 COOPERATION. The Company and Holder shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the SEC or any similar authority administering the securities laws of any jurisdiction where the Registrable Shares are proposed to be sold.

      8.2 OTHER DOCUMENTS. Promptly following the filing thereof with the SEC, the Company shall deliver to each of the Holders, if so requested, a copy of each of the Company's reports, documents and other filings made pursuant to
Section 13 or 15(d) of the Exchange Act.

      8.3 NO INCONSISTENT AGREEMENTS. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

      8.4 REMEDIES. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, the non-breaching party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

      8.5 AMENDMENTS AND WAIVERS. No provision of this Agreement may be amended, modified or supplemented, and no waiver or consent to departures from the provisions hereof may be given, without the written consent of the Company and Holders of a majority of the Registrable Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Shares whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Shares may be given by Holders of a Majority of the Registrable Shares being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

      8.6 NOTICES. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, or by facsimile or electronic mail:

            (i)  if to the Company, as provided in the Purchase Agreement;

            (ii)  if to Holder, as provided in the Purchase Agreement; or

            (iii) if to any other person who is then the registered Holder of any Registrable Shares, to the address of such Holder as it appears in the Common Stock register of the Company.

            Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given (I) when delivered by hand, if personally delivered, (II) one Business Day after being timely delivered to a next-day air courier, (III) five Business Days after being deposited in the mail, postage prepaid, if mailed, and (IV) when receipt is acknowledged following facsimile or electronic mail transmission.

      8.7 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Notwithstanding the foregoing, no transferee of a Holder shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations.

      8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Washington, as applied to contracts made and performed within such state without regard to its principles of conflicts of laws.

      8.9 SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      8.10 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

      8.11 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

      8.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.



                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                             COMPANY:

                             SIX FLAGS, INC.,
                             a Delaware corporation


                             By:________________________________
                             Name:
                             Title:



                             HOLDER:

                             EPI REALTY HOLDINGS, INC.,
                             a Washington corporation


                             By:   ____________________________
                             Name:
                             Title:



               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]